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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 9, 2002
                                 ---------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                              CAPITAL BANCORP, INC.

             (Exact name of Registrant as specified in its charter)

                                    TENNESSEE
                 (State or Other Jurisdiction of Incorporation)

       333-56682                                        62-1848668
(Commission File Number)                      (IRS Employer Identification No.)

                1820 West End Avenue, Nashville, Tennessee 37203
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (615) 327-9000
                                 ---------------
                         (Registrant's Telephone Number)

          (Former Name or Former Address, if changed since last report)

ITEM 5. OTHER EVENTS.

The Registrant has entered into an amended and restated employment agreement ("New Agreement") with its officer and director H. Edward Jackson, III, which was signed by Mr. Jackson on July 26, 2002, to be effective as of July 1, 2002. Pursuant to the New Agreement, Mr. Jackson shall hereafter serve as Special Projects Director for the Company and the Bank, and he is expected to serve the Bank and the Company in a variety of special projects, especially in real estate matters. Mr. Jackson is a Lieutenant Colonel in the Tennessee Air National Guard and currently plans to focus his efforts on military matters. His salary has been changed to $28,750 per year for ten years, which amount decreases automatically to $12,000 per year if Mr. Jackson becomes employed by any person or entity other than the military. Most of the other terms of the New Agreement are comparable to those specified in prior contract between the Company and the Bank on the one hand, and Mr. Jackson on the other, except that certain expense items have been curtailed or eliminated. Mr. Jackson continues to be a member of the Bank's Board of Directors and to serve in the same committee assignments as before. This change in Mr. Jackson's employment agreement results in annual pre-tax savings to the Company on a consolidated basis of an estimated $100,000 per year.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits furnished in accordance with Item 601(a) of Regulation S-K.

Exhibit Number     Description

Exhibit 10.3*      Amended and Restated Employment Agreement of H. Edward
                   Jackson, III

* Replaces prior Exhibit 10.3, "Employment Agreement between Capital Bancorp, Inc. and H. Edward Jackson, III, dated December 13, 2000."


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                                   SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CAPITAL BANCORP, INC.



August 14, 2002                        By: /s/  R. Rick Hart
                                          -------------------------------------
                                          R. Rick Hart, Chairman,
                                          President & CEO